EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No. 33-67066) on Form S-1 and the registration statements (Nos. 333-196057, 333-204753, 333-211424, 333-218037, 333-231516, 333-238225 and 333-279360) on Form S-8 of our reports dated February 21, 2025, with respect to the consolidated financial statements of Expeditors International of Washington, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Seattle, Washington
February 21, 2025